Exhibit 99.1

CONTACT:	Steve Tuttle
Vice President of Communications
TASER International, Inc.
Media ONLY Hotline: (480) 444-4000
TASER International Chairman Phillips Smith to Retire
Company Announces Succession Plan To Be Implemented at October Board Meeting
SCOTTSDALE, Ariz., August 30, 2006 — TASER International, Inc. (Nasdaq:TASR), a market leader in advanced electronic control devices today announced that Chairman Phillips W. Smith will retire from the Board of Directors effective at the conclusion of the company’s board meeting on October 23, 2006. At that time, Thomas P. Smith will become the new Chairman of the Board and Kathleen C. Hanrahan will be promoted to President.
In order to leverage senior leadership focus, the company has formed an “Office of the Chief Executive” comprising of the three positions of Chief Executive Officer, Chairman, and President. Rick Smith, as Chief Executive Officer, will continue to lead the organization into the future and will remain responsible for strategic initiatives, as well as product and marketing strategy. Tom Smith will serve as active, full-time Chairman with responsibility for the company’s external relationships, including shareholders, media, governmental, and third party interest groups. Tom will continue to serve as the spokesperson and public face of the company. Kathy Hanrahan will serve as president, with responsibility for day-to-day execution of business operations company-wide.
“I would like to congratulate my father, Phil Smith, on his retirement after 13 years of dedicated and intense service to this company,” said Rick Smith, Chief Executive Officer. “Phil not only served as one of the principal financiers, together with Bruce Culver, but as an incredible mentor for all of our senior managers. Without his support and mentorship, there would never have been a TASER International. We have relied greatly on his counsel during our extraordinary growth in 2003-2004, and even more so as we overcame the challenges of 2005 and early 2006. Through his leadership, Phil has shared his incredible business knowledge with all the senior managers. He should take great pride in what this company has accomplished during his tenure as Chairman, and we look forward to his continued role as a strategic advisor as our Chairman Emeritus.”
“I would also like to congratulate Kathy Hanrahan on her promotion to President,” continued Smith. “Over the past decade, Kathy has proven herself in critical roles such as Chief Financial Officer, and Chief Operating Officer with responsibility for all manufacturing and logistics. As we position the company for future growth, we believe Kathy’s skill set can now benefit the company by bringing her organization and management skills to bear across the company’s entire operations.”
The Company anticipates hiring a Vice President of Manufacturing to manage day-to-day manufacturing operations.

About TASER International, Inc.
TASER International provides advanced electronic control devices for use in the law enforcement, military, private security and personal defense markets. TASER devices use proprietary technology to incapacitate dangerous, combative or high-risk subjects who pose a risk to law enforcement officers, innocent citizens or themselves in a manner that is generally recognized as a safer alternative to other uses of force. TASER technology saves lives every day, and the use of TASER devices dramatically reduces injury rates for police officers and suspects. For more information on TASER life-saving technology, please call TASER International at (800) 978-2737 or visit our website at www.TASER.com.
The statements made herein are independent statements of TASER International. The inclusion of any third parties does not represent an endorsement of any TASER International products or services by any such third parties.
Note to Investors
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. The forward-looking information is based upon current information and expectations regarding TASER International. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements.
TASER International assumes no obligation to update the information contained in this press release. These statements are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) market acceptance of our products; (2) our ability to establish and expand direct and indirect distribution channels; (3) our ability to attract and retain the endorsement of key opinion-leaders in the law enforcement community; (4) the level of product technology and price competition for our products; (5) the degree and rate of growth of the markets in which we compete and the accompanying demand for our products; (6) risks associated with rapid technological change and new product introductions; (7) competition; (8) litigation including lawsuits resulting from alleged product related injuries and death; (9) media publicity concerning allegations of deaths and injuries occurring after use of the TASER device and the negative effect this publicity could have on our sales; (10) TASER device tests and reports; (11) product quality; (12) implementation of manufacturing automation; (13) potential fluctuations in our quarterly operating results; (14) financial and budgetary constraints of prospects and customers; (15) order delays; (16) dependence upon sole and limited source suppliers; (17) negative reports concerning the TASER device; (18) fluctuations in component pricing; (19) government regulations and inquiries; (20) dependence upon key employees and our ability to retain employees; (21) execution and implementation risks of new technology; (22) ramping manufacturing production to meet demand; (23) medical and safety studies; (24) execution and court approval of litigation settlement agreements; and (25) other factors detailed in our filings with the Securities and Exchange Commission, including, without limitation, those factors detailed in the Company’s Annual Report on Form 10-K and its Form 10-Qs.